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                                                                  Exhibit (j)(1)

                      [Dechert Price & Rhoads Letterhead]


                                                         September 28, 1998


The First Australia Prime Income Fund, Inc.
Level 3
190 George Street
Sydney, New South Wales 2000
Australia

Re:         The First Australia Prime Income Fund, Inc.
            Registration Statement on Form N-2
            Securities Act Registration No. 333-61841
            Investment Company Act File No. 811-4611

Ladies and Gentlemen:

            We have acted as counsel for The First Australia Prime Income Fund, Inc., a corporation organized under the laws of Maryland (the "Fund"), in connection with the above-captioned registration statement (the "Registration Statement"). In our capacity as counsel, we have examined the Fund's articles of incorporation and its by-laws, each as amended to date, and are familiar with the Fund's corporate proceedings in connection with the authorization of the issuance by the Fund to the holders of the Fund's Common Stock, par value $0.01 per share, of non-transferable rights entitling such holders to subscribe for up to 81,143,470 shares of Common Stock (the "Shares") as contemplated by the Registration Statement. In rendering this opinion, we have also made such examination of law and of fact reasonably available to us as we have deemed necessary in connection with the opinion hereafter set forth, and we have relied, with respect to matters of Maryland law, on the opinion of Venable, Baetjer and Howard, LLP, a copy of which is attached hereto.
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The First Australia Prime Income Fund, Inc.
September 28, 1998
Page 2


            Based upon such examination, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

            We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                                  Very truly yours,


                                                  /s/ Dechert Price & Rhoads